Exhibit 99.1

BIOHITECH GLOBAL, Inc.
80 Red Schoolhouse Road, Suite 101
Chestnut Ridge, NY 10977

BioHiTech Global to Provide Its Revolution Series Digesters and
Data Analytics Platform to Carnival Corp in a Purchase Contract
worth up to $14 Million

Companies partner with a goal of reducing the cruise operator’s carbon footprint and capturing plastics through an automated and natural processing of food waste

CHESTNUT RIDGE, NY – JANUARY 30, 2020 – BioHiTech Global, Inc. (“BioHiTech” or the “Company”) (NASDAQ: BHTG), a technology and services company that provides cost-effective and sustainable waste management solutions, announced today that the Company will provide its Revolution Series™ Digesters and data analytics platform to certain Carnival Corporation (NYSE: CCL “Carnival”) ships, in a purchase contract in which Carnival can potentially acquire several hundred units.

Under the terms of the contract, BioHiTech will provide each ship designated by Carnival with multiple Revolution Series Digesters as well as ongoing cloud-based data analytics and supplies. BioHiTech’s Revolution Series Digesters will help reduce the environmental impact of Carnival’s operations by safely disposing of food waste on-site, limiting the amount of greenhouse gases emitted from conventional processing systems. The Company’s data analytics platform will also provide real-time supply chain transparency to help in Carnival’s food waste reduction efforts.

“We are excited to partner with the team at Carnival to assist in their ongoing efforts to reduce greenhouse gases and achieve important sustainability goals,” said Frank E. Celli, CEO of BioHiTech. “We are committed to helping businesses reduce their environmental impact through smarter technology and believe this partnership is part of a growing trend toward the adoption of our sustainable solutions by companies all over the world. We look forward to providing Carnival with the tools and support to move to the forefront of sustainability in the cruise industry.”

About Carnival Corporation & plc

Carnival Corporation & plc is the world's largest leisure travel company and among the most profitable and financially strong in the cruise and vacation industries, with a portfolio of nine of the world's leading cruise lines. With operations in North America, Australia, Europe and Asia, its portfolio features Carnival Cruise Line, Princess Cruises, Holland America Line, Seabourn, P&O Cruises (Australia), Costa Cruises, AIDA Cruises, P&O Cruises (UK) and Cunard.

Together, the corporation's cruise lines operate 105 ships with 254,000 lower berths visiting over 700 ports around the world, with 16 new ships scheduled to be delivered through 2025. Carnival Corporation & plc also operates Holland America Princess Alaska Tours, the leading tour company in Alaska and the Canadian Yukon. Traded on both the New York and London Stock Exchanges, Carnival Corporation & plc is the only group in the world to be included in both the S&P 500 and the FTSE 100 indices.

With a long history of innovation and providing guests with extraordinary vacation experiences, Carnival Corporation has received thousands of industry awards – including recognition by the Consumer Technology Association™ as a CES® 2019 Innovation Awards Honoree for OceanMedallion™. A revolutionary wearable device that contains a proprietary blend of communication technologies, OceanMedallion enables the world's first interactive guest experience platform transforming vacation travel on a large scale into a highly personalized level of customized service. The prestigious CES Innovation Awards honor outstanding design and engineering in consumer technology products.

Additional information can be found on

www.carnival.com, www.princess.com, www.hollandamerica.com, www.seabourn.com,

www.pocruises.com.au, www.costacruise.com, www.aida.de, www.pocruises.com and

www.cunard.com.

About BioHiTech Global

BioHiTech Global, Inc. is changing the way we think about waste management.  Our cost-effective technology solutions include the patented processing of municipal solid waste into a valuable renewable fuel, biological disposal of food waste on-site, and proprietary real-time data analytics tools to reduce food waste generation. Our unique solutions enable businesses and municipalities of all sizes to lower disposal costs while having a positive impact on the environment.  When used individually or in combination, our solutions lower the carbon footprint associated with waste transportation and can reduce or virtually eliminate landfill usage. For more information, please visit www.biohitech.com.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, including statements about the estimated contract value, and the ability of the Company’s products to reduce greenhouse gases and achieve corporate sustainability goals, are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the BioHiTech's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Richard Galterio

Executive Vice President

Direct: 845.367.0603

rgalterio@biohitech.com

www.biohitech.com